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                                                                    EXHIBIT 3.10
                                    BYLAWS
                                      OF
                          KCS TRANSPORTATION COMPANY

                          __________________________

                                   ARTICLE I

                                    OFFICES
                                    -------

     Section 1.1.  Registered Office.  The board of directors may resolve to
     -------------------------------
change the location of the corporation's registered office designated in the certificate of incorporation to any other place in Delaware and may resolve to change the registered agent to any other person or corporation, including itself.

     Section 2.2.  Other Offices.  The board of directors or officers may
     ---------------------------
designate a place or places, within or outside of Delaware, in which the corporation may have offices.

                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS
                           ------------------------

     Section 2.1.  Annual Meeting.  The annual meeting of the stockholders shall
     ----------------------------
be held the second Tuesday of November of each year, if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday, or on such other date as the board of directors may determine by resolution. At such meeting, stockholders shall elect directors and transact such other business as may come before the meeting.

     Section 2.2.  Special Meeting.  Special meetings of the stockholders may be
     -----------------------------
called by the board of directors or the president. A special meeting of the stockholders shall be called by the president or the secretary on the written request of a majority of the stockholders of record then entitled to vote at such meeting and the persons authorized to vote by proxy at such meeting.

     Section 2.3.  Place and Time of Meetings.  Meetings of the stockholders
     ----------------------------------------
shall be held at the corporation's office in Kansas City, Missouri at 10:00 a.m. local time, or at such other place or at such time as may be fixed by the board of directors.

     Section 2.4.  Notice of Meetings.  Unless such notice is waived, notice of
     --------------------------------
the time, place and purpose of all meetings of stockholders shall be mailed by the secretary to each stockholder to the extent and within the time frames required by Delaware law.

     Section 2.5.  Quorum.  Unless otherwise provided by the certificate of
     --------------------
incorporation, a majority of the outstanding shares of stock entitled to vote, present in person or by proxy, shall constitute a quorum. Where a separate vote by class or classes is required, a quorum must be present within the class or classes. In the absence of a quorum, the majority of stockholders
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present, or the chairman of the meeting may adjourn the meeting from time to time until a quorum is secured.

     Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

     Section 2.6.  Adjournment.  Any meeting of stockholders may adjourn from
     -------------------------
time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 2.7.  Organization.  The chairman of the board, if any, or in his
     --------------------------
or her absence the president, or in their absence any vice president, shall call to order meetings of stockholders and shall act as chairman of such meetings. The board of directors, or, if the board fails to act, the stockholders, may appoint any stockholder, director, or officer of the corporation to act as chairman of any meeting in the absence of the chairman of the board, the president and all vice presidents.

     The secretary of the corporation shall act as secretary of all meetings of stockholders, but, in the absence of the secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

     Section 2.8.  Votes per Share. Each stockholder entitled to vote at any
     -----------------------------
meeting of stockholders shall be entitled to one vote in person or by proxy for each share of voting stock held by the stockholder on all matters submitted to a vote.

     Section 2.9.  Proxies.  Each stockholder entitled to vote at a meeting of
     ---------------------
stockholders may authorize another person or persons to act for the stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support in irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing a written revocation of the proxy or another duly executed proxy bearing a later date with the secretary of the corporation.

     Section 2.10. Ballots.  The election of directors shall not be by written
     ---------------------
ballot. All other voting at meetings of stockholders need not be by written ballot.

     Section 2.11. Vote Required for Stockholder Action.  Except for the
     --------------------------------------------------
election of directors, at any meeting duly called and held at which a quorum is present, a majority of the

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class shares present in person or represented and entitled to vote on the subject matter shall be the act of the stockholders unless otherwise provided by applicable law.

     Section 2.12.  Election of Directors.  At any meeting duly called and held
     ------------------------------------
for the election of directors at which a quorum is present, a majority of the class shares entitled to cast votes for such directors, represented in person or by proxy, shall elect the directors.

     Section 2.13.  Determination of Stockholders Entitled to Notice of or to
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Vote at Stockholders Meeting.  In accordance with applicable law, the board of
----------------------------
directors may fix, in advance, a record date of any meeting of stockholders, or for the payment of any dividend, distribution or for the allotment of rights, or the date when any change or conversation or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, for the determination of the stockholders entitled to notice of, and to vote, at any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, distribution, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent. In such case, only the stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of a stock on the books of the corporation after any such record date fixed as aforesaid.

     Section 2.14.  List of Stockholders Entitled to Vote.  The secretary of the
     ----------------------------------------------------
corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to which stockholders entitled to vote in person or by proxy at any meeting of stockholders or are entitled to examine the stock ledger, the list of stockholders entitled to vote at a meeting, or the books of the corporation.

     Section 2.15.  Voting of Shares by Certain Shareholders.  Persons holding
     -------------------------------------------------------
stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons who have pledged their stock shall be entitled to vote, unless in the transfer by the pledgors on the books of the corporation they have expressly empowered the pledgees to vote on the stock, in which case only the pledgees or their proxies may vote on the stock.

     If stock stands in the name of more than one person, or more than one person has a fiduciary relationship with respect to the stock, they must give the secretary of the corporation written notice of who is to vote the shares and a copy of the instrument or order creating their relationship to the shares. Otherwise, if only one person votes, the vote of one person will bind the others. If more than one person votes, the majority vote among them will bind them all. If

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the vote among them is evenly split, each faction may vote the shares proportionately, or, alternatively, a person voting shares or a beneficiary may apply to any court having jurisdiction for the appointment of an additional person to act with the persons voting the shares.

     Section 2.16. Action by Consent of Stockholders.  Any action required or
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permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and such consent of consents shall be delivered to the corporation by delivery to: (1) its registered office in Delaware, by hand or by registered or certified mail, return receipt requested; (2) its principal place of business; or (3) an officer or agent of the corporation having custody of the book which proceedings of meetings of stockholders are recorded.

                                  ARTICLE III

                              BOARD OF DIRECTORS
                              ------------------

     Section 3.1.  Qualifications; Number; Term of Office.  The property,
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business, and affairs of the corporation shall be controlled and managed by a board of directors, three in number; provided, however, that the board of directors, by resolution adopted by a vote of the majority of the then authorized number of directors, may increase or decrease the number of directors. Directors need not be stockholders. Each director shall be elected by the stockholders entitled to vote on the election of directors at the annual meeting, to serve (subject to the provisions of Section 3.2) until the next succeeding annual meeting of stockholders and until his or her respective successor has been elected and qualified.

     Section 3.2.  Resignation: Removal, Vacancies.
     ---------------------------------------------

     Subsection 3.2.a Resignations.  Any director, or any member of a committee
     -----------------------------
of directors, may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the time specified in the resignation, or, if the time is not specified in the resignation, then upon receipt of the resignation. The acceptance of such resignation shall not be necessary to make it effective.

     Subsection 3.2.b Removals.  Any director or the entire board of directors
     -------------------------
may be removed, with or without cause, by the majority of the shares entitled at the time to vote at an election of directors.

     Subsection 3.2.c Vacancies.  Any vacancy in the office of any director
     --------------------------
through death, resignation, removal disqualification, or other cause, and any additional directorship resulting from an increase in the number of directors, may be filled at any time by a majority of the remaining director(s) (even though less than a quorum), or in the case of vacancies in the offices of all directors, any officer or stockholder of the corporation, or the executor, administrator, trustee, or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder may call a special meeting of stockholders or may apply to the

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Delaware Court of Chancery for a decree summarily ordering an election. Unless otherwise provided in the certificate of incorporation or these bylaws, when a director resigns from the board, effective at a future date the resigning director may participate in the filling of the vacancy.

     Section 3.3.  Meetings of Directors.  The annual meeting of the board of
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directors, for the election of officers and the transaction of such other business as may come before the meeting, shall be held without notice, other than these bylaws, at the same time place as, and immediately following, the annual meeting of the stockholders.

     Regular meetings of the board of directors may be held without notice at such time and place, within or outside of Delaware, as shall from time to time be determined by the board.

     Special meetings of the board of directors shall be held at such time and place, within or outside of Delaware, as shall be designated in the notice of the meeting whenever called by the chairman of the board, if any, the President or by a majority of the directors then in office.

     Section 3.4.  Notice of Special Meetings.  The person or persons calling
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special meeting shall give each director notice of the time and place of holding of special meetings of the Board of Directors by mail at least five days before the meeting or by telegram, cable radiogram, or personal service at least two days before the meeting. Unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice.

     Section 3.5.  Telephonic Meeting.  Members of the board of directors, or
     --------------------------------
any committee designated by the board, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

     Section 3.6.  Quorum.  A majority of the total number of members of the
     --------------------
board of directors as constituted from time to time shall constitute a quorum for the transaction of business, but the majority of a smaller number present may adjourn from time to time, without further notice, until a quorum is secured. Except as otherwise provided in the certificate of incorporation or these bylaws, a majority of the directors present at any meeting at which a quorum is present may decide any question brought before such meeting.

     Section 3.7.  Organization.  Meetings shall be presided over by the
     --------------------------
chairman of the board, if any, or in his or her absence by the president, or, in their absence, by such other person as the directors may select. The secretary of the corporation shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

     Section 3.8.  Action by Consent of Directors.  Unless otherwise restricted
     --------------------------------------------
by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or such committee, as the case may be, consent in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.

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     Section 3.9.  Compensation of Directors.  Unless otherwise restricted by
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the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors.

                                  ARTICLE IV

                                   OFFICERS
                                   --------

     Section 4.1.  Executive Officers; Election; Qualifications; Term of Office.
     --------------------------------------------------------------------------
The board of directors at its annual meeting shall elect a chairman and if it so chooses, a vice chairman, from among its members, at its annual meeting. The officers of the corporation shall be a president, one or more vice presidents, assistant secretaries, assistant treasurers as may from time to time be chosen by the board of directors. Any number of offices may be held by the same person. The officers shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal.

     Section 4.2.  Powers and Duties of Executive Officers.  The officers of the
     -----------------------------------------------------
corporation shall have such powers and duties in the management of the corporation as may be prescribed by the board of directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the board of directors. The board of directors shall appoint one of the officers to record all meetings of stockholders and directors in a book kept for that purpose. The board of directors may require any officer, agent or employee to give security for the faithful performance of his duties.

     Section 4.3.  Resignation, Removal, Vacancies.  Any officer may resign at
     ---------------------------------------------
any time upon written notice to the corporation. The board of directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled by majority vote of the board of directors at any regular or special meeting whether in person or by telephone.

     Section 4.4.  Absence or Disability.  In case of the absence or disability
     -----------------------------------
of any officer of the corporation or for any other reason deemed sufficient by a majority of the Board of Directors, the Board of Directors may delegate the power or duties of the absent or disabled officer to any other officer or to any director of the time being.

     Section 4.5.  Powers and Duties Regarding the Corporation's Stock in Other
     --------------------------------------------------------------------------
Corporations or Other Interests.  Unless otherwise provided by resolution of the
-------------------------------
board of directors, the president, or in his absence or disability a vice president, may from time to time, in the name and on behalf of the company, cast the votes which the company may be entitled to cast as a stockholder or otherwise in any other company, any of whose stock or other securities may be held by the company, at meetings of the holders of the stock or other securities of such other company, and may consent in writing to any action of such other company; or may appoint, in such manner, for such purposes, and upon such terms and instructions as the said president or vice president may determine, an attorney or attorneys or agent or agents in the name and on behalf of the company to cast the votes and consent in writing to action of such other company or companies, and may execute or cause to be executed in the name and on behalf of the Company

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and under its corporate seal, all such written proxies or other instruments as may be necessary or proper to evidence the appointment of such attorneys and agents.

                                   ARTICLE V

                                INDEMNIFICATION
                                ---------------

     Section 5.1.  Indemnification and Advancement of Expenses.  The corporation
     ---------------------------------------------------------
shall indemnify each director and officer to the maximum extent permitted by law, including such further indemnity as is provided by the Delaware General Corporation Law. Expenses incurred by a director or officer of this corporation in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the corporation as authorized by the Delaware General Corporation Law. The foregoing right of indemnification and advancement of expenses shall in no way be exclusive of any other rights of indemnification and advancement of expenses to which any such director or officer may be entitled by bylaw, agreement, vote of stockholders or of disinterested directors or otherwise.

     Section 5.2.  Continuation of Rights.  All rights of indemnification and
     ------------------------------------
advancement of expenses under Article V of these bylaws and under the Delaware General Corporation Law shall continue as to a person who has ceased to be an officer or director and shall inure to the benefit of the heirs, executors and administrators of such a director or officer.

                                  ARTICLE VI

                                 CAPITAL STOCK
                                 -------------

     Section 6.1.  Stock Certificates.  Every holder of stock in the corporation
     --------------------------------
shall be entitled to have a certificate signed by, or in the name of the corporation, by the president or a vice president and either the secretary, assistant secretary, treasurer or assistant treasurer, certifying the number of shares held.

     Section 6.2.  Transfer of Shares.  All transfers of stock of the
     --------------------------------
corporation may be made upon its books representative by the holder of such shares or by his or her duly authorized representative, upon the surrender to the corporation or its transfer agent of the certificate representing such stock properly endorsed.

     Section 6.3.  Lost Certificates.  If a stock certificate be lost or
     -------------------------------
destroyed, another may be issued in its stead upon proof of such loss or destruction and the giving of a satisfactory bond of indemnity, in an amount sufficient to indemnify the Company against any claim. A new certificate may be issued without requiring bond when, in the judgment of the directors, it is proper to do so.

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                                  ARTICLE VII

                                   DIVIDENDS
                                   ---------

     Dividends upon the capital stock may be declared by the board of directors and may be paid cash or in property or in shares of the capital stock. Before paying any dividend or making any distribution of profits, the directors may be set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may alter or abolish any such reserve or reserves.

                                 ARTICLE VIII

                              CONTRACTS AND LOANS
                              -------------------

     Section 8.1.  Contracts.  The Board of Directors may authorize any officer
     -----------------------
of officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

     Section 8.2.  Loans.  No loans shall be contracted on behalf of the
     -------------------
corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

                                  ARTICLE IX

                                 MISCELLANEOUS
                                 -------------

     Section 9.1.  Waivers of Notice.  Whenever any notice is required to be
     -------------------------------
given by law, the certificate of incorporation, or these bylaws, a written waiver thereof, signed by the person entitled to such notice, whether before or after the meeting or the time stated therein, shall be deemed equivalent in all respects to such notice to the full extent permitted by law. Attendance of such a person at a meeting shall constitute a waiver of notice of such meeting, except when a person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

     Section 9.2.  Business Combinations.  This corporation shall not be
     -----------------------------------
governed by Section 203 of Delaware General Corporation Law.

     Section 9.3.  Amendment of Bylaws.  The Bylaws may be amended, altered,
     ---------------------------------
repealed or added to at any regular meeting of the stockholders or Board of Directors or at any special meeting called for that purpose, by affirmative vote of a majority of the stock issued and outstanding and entitled to vote or of a majority of the whole authorized number of directors, as the case may be.

                                 CERTIFICATION
                                 -------------

     The above and foregoing is a true and correct copy of the bylaws of KCS Transportation Company, as of this 18 day of October, 1996.

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                                             /s/  John B. Hess
                                             ------------------------
                                             John B. Hess, Secretary

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